Filed Pursuant to Rule 424(b)(5)
Registration No. 333-143226

PRICING SUPPLEMENT
(To Prospectus dated May 24, 2007 and
Prospectus Supplement dated September 17, 2007)
May 13, 2008

PARKER-HANNIFIN CORPORATION
Medium-Term Notes, Series A

$450,000,000 5.50% Medium-Term Notes, Series A due 2018
$325,000,000 6.25% Medium-Term Notes, Series A due 2038

This pricing supplement supplements the terms and conditions in the Prospectus, dated May 24, 2007, as supplemented by the Prospectus Supplement, dated September 17, 2007 (as so supplemented, together with all documents incorporated by reference, the “Prospectus”), and should be read with the Prospectus. Unless otherwise defined in this pricing supplement, terms used herein have the same meanings as are given to them in the Prospectus.

	Ten-Year Notes	Thirty-Year Notes

• Title of the Notes:	5.50% Medium-Term Notes, Series A due 2018	6.25% Medium-Term Notes, Series A due 2038
• Aggregate Principal Amount Initially Being Issued:	$450,000,000	$325,000,000
• Ratings:	A2/A/A (Stable/Stable/Stable)	A2/A/A (Stable/Stable/Stable)
• Denomination	$2,000 and integral multiples of $1,000 in excess thereof	$2,000 and integral multiples of $1,000 in excess thereof
• Price to Public:	99.765% of face amount	99.946% of face amount
• Settlement Date:	May 16, 2008	May 16, 2008
• Maturity Date:	May 15, 2018	May 15, 2038
• Coupon (Interest Rate):	5.50%	6.25%
• Interest Payment Dates:	Semiannually on May 15 and November 15 of each year, beginning November 15, 2008.	Semiannually on May 15 and November 15 of each year, beginning November 15, 2008.
• Optional Redemption:	The Company may redeem the notes, at its option, at any time in whole or from time to time in part, as described in greater detail below.	The Company may redeem the notes, at its option, at any time in whole or from time to time in part, as described in greater detail below.
• CUSIP:	70109HAH8	70109HAJ4

	Ten-Year Notes		Thirty-Year Notes
	Per Note	Total	Per Note	Total

Public Offering Price	99.765%	$448,942,500	99.946%	$324,824,500
Selling Agents’ Commission	0.65%	$2,925,000	0.875%	$2,843,750

Proceeds (before expenses)	99.115%	$446,017,500	99.071%	$321,980,750

Joint Book-Running Managers

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN STANLEY

Co-Managers
Citi
          KeyBanc Capital Markets
                    Mizuho Securities USA Inc.
                                               Wells Fargo Securities
                                                           Barclays Capital
                                                                            BNY Mellon Capital Markets, LLC
Lazard Capital Markets

Additional Terms

In connection with the offering of the notes, the following additional terms will be applicable:

Optional Redemption

We may redeem the notes due 2018 or the notes due 2038, at our option, at any time in whole or from time to time in part (any date on which all or a part of the notes are to be redeemed, a “Redemption Date”) at a redemption price equal to the greater of:

(a) 100% of the principal amount of the notes being redeemed, or

(b) as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 25 basis points in the case of the notes due 2018 and 25 basis points in the case of the notes due 2038, plus, in each of the above cases, accrued and unpaid interest on the notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any notes called for redemption on the Redemption Date referred to in that notice, those notes will cease to bear interest on that Redemption Date. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any notes to holders of the notes to be redeemed at their addresses, as shown in the security register for the notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the notes to be redeemed.

If we choose to redeem less than all of the notes due 2018 or the notes due 2038, the particular notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, for the notes to be redeemed in part.

“Quotation Agent” means the Reference Dealer (defined below) selected by the Company.

“Reference Dealer” means (a) each of Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Dealer Rate” means, with respect to any Redemption Date, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.875% Treasury Notes due May 15, 2018, with respect to the notes due 2018, and the 5.0% Treasury Notes due May 15, 2037, with respect to the notes due 2038, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Change of Control

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (a “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “change of control payment”).

Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “change of control payment date”). The notice will, if mailed prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On each change of control payment date, we will, to the extent lawful,

•	Accept for payment all notes or portions of notes properly tendered pursuant to the applicable change of control offer;

•	Deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered;

•	Deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third-party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and the third-party repurchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding notes due 2018 validly tender and do not withdraw such notes due 2018 in a change of control offer and the Company, or any third-party making a change of control offer in lieu of the Company, as described above, purchase all of the notes due 2018 validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all notes due 2018 that remain outstanding following such purchase at a redemption price in cash equal to the applicable change of control payment. If holders of not less than 90% in aggregate principal amount of the outstanding notes due 2038 validly tender and do not withdraw such notes due 2038 in a change of control offer and the Company, or any third-party making a change of control offer in lieu of the Company, as described above, purchase all of the notes due 2038 validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all notes due 2038 that remain outstanding following such purchase at a redemption price in cash equal to the applicable change of control payment.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not continuing directors; or (5) the adoption of a plan relating to our liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a change of control and a rating event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the notes is lowered by at least two of the three rating agencies and the notes are rated below an investment grade rating by at least two of the three rating agencies on any day within the 60 day period (which 60 day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Supplemental Information Concerning Certain Material United States Tax Considerations

Consequences to Non-U.S. Holders

Non-U.S. Holders

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation,

•	an estate the income of which is not subject to United States federal income taxation on a net income basis; or

•	a trust that (1) is either not subject to the supervision of a court within the United States or does not have any United States person with authority to control all substantial decisions of the trust and (2) does not have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership, including any entity treated as a partnership for United States federal income tax purposes, is a holder of a note, the United States federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership should consult their tax advisors as to the particular United States federal income tax consequences applicable to them of acquiring, holding or disposing of the notes.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of a note:

We generally will not be required to deduct United States withholding tax from payments of interest to you if:

1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

2. you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership,

3. you are not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business, and

4. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

•	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form or statement) from a person claiming to be a (1) withholding foreign partnership, (2) qualified intermediary, or (3) securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, and such person is permitted to certify under U.S. Treasury regulations, and does certify, either that it assumes primary withholding tax responsibility with respect to the interest payment or has received an Internal Revenue Service Form W-8BEN (or acceptable substitute form) from you or from other holders of notes on whose behalf it is receiving payment, or

•	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty or (2) a properly executed Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States).

Generally, no deduction for any United States federal withholding tax will be made from any principal payments or from gain that you realize on the sale, exchange or other disposition of your note. In addition, a Non-U.S. Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless: (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. If you are described in clause (1), see “— Income or Gain Effectively Connected with a U.S. Trade or Business” below. If you are described in clause (2), any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

Further, generally, a note held by an individual who at death is not a citizen or resident of the United States should not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death and

•	the income on the note would not have been, if received at the time of death, effectively connected with a United States trade or business of the decedent.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade of business conducted by you (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed Internal Revenue Service Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your U.S. trade of business (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Backup Withholding and Information Reporting

Generally, information returns will be filed with the United States Internal Revenue Service in connection with payments on the notes and proceeds from the sale or other disposition of the notes. You may be subject to backup withholding tax on these payments unless you comply with certain certification procedures to establish that you are not a United States person. The certification procedures required to claim an exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Supplemental Information Concerning the Plan of Distribution

On May 13, 2008, we entered into an agreement with the agents identified below for the purchase and sale of the notes. We have agreed to sell to each of the agents, and each of the agents has agreed to purchase from us, the principal amount of the notes indicated in the following table.

	Principal Amount of	Principal Amount of
Agent	Ten-Year Notes	Thirty-Year Notes

Banc of America Securities LLC	$135,000,000	$97,500,000
Goldman, Sachs & Co.	135,000,000	97,500,000
Morgan Stanley & Co. Incorporated	135,000,000	97,500,000
Citigroup Global Markets Inc.	11,250,000	8,125,000
KeyBanc Capital Markets Inc.	11,250,000
Mizuho Securities USA Inc.	11,250,000
Wells Fargo Securities, LLC	11,250,000
Barclays Capital Inc.		8,125,000
BNY Mellon Capital Markets, LLC		8,125,000
Lazard Capital Markets LLC		8,125,000

Total	$450,000,000	$325,000,000

Notes sold by the agents to the public will initially be offered at the initial public offering prices set forth on the cover of this pricing supplement. Any notes sold by the agents to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes due 2018 and 0.5250% of the principal amount of the notes due 2038. Any such securities dealers may resell any notes purchased from the agents to certain other brokers or dealers at a discount from the initial public offering price of up to 0.200% of the principal amount of the notes due 2018 and 0.2625% of the principal amount of the notes due 2038. If all of the notes are not sold at the initial offering prices, the agents may change the offering prices and the other selling terms.

Lazard Capital Markets LLC (“Lazard Capital Markets”) has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc. (“MUS(USA)”), pursuant to which MUS(USA) provides certain advisory and/or other services to Lazard Capital Markets, including in respect of this offering. In return for the provision of such services by MUS(USA) to Lazard Capital Markets, Lazard Capital Markets will pay to MUS(USA) a mutually agreed upon fee.

Additional Selling Restrictions

In addition to the representations, agreements and restrictions set forth in the attached prospectus supplement under “Plan of Distribution”, each of the agents has agreed that it will not offer, sell or deliver any of the notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof.

In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to the member states of the European Union) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons other than qualified investors as defined in the Prospectus Directive, subject to obtaining prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Each agent has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 1915 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998, as amended (the “FIEL”)), and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in the paragraph, a resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Company estimates that its share of the total expenses of the notes offered hereby, excluding agent discounts and commissions, will be approximately $430,000.

Investing in the notes involves risks. You should carefully review the risk factors under Item 1A in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

PROSPECTUS SUPPLEMENT
(To Prospectus May 24, 2007)

$775,000,000

PARKER-HANNIFIN CORPORATION
Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

We may offer from time to time our medium-term notes, series A. Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. We will provide the specific terms of any notes offered in a pricing supplement, which terms will include:

Maturity.  The notes will mature nine months or more from the date they are issued.

Interest Rate.  The interest rate on each note will be either a fixed rate, which may be zero in the case of certain original issue discount notes, an amortizing fixed rate or a floating rate. Floating rate interest may be based on one or more of the following rates:

•	CD Rate

•	Commercial Paper Rate

•	Federal Funds Rate

•	LIBOR

•	Prime Rate

•	Treasury Rate

•	CMT Rate

•	Any other rate specified in the applicable pricing supplement.

Interest Payment Date.  Interest on each fixed rate note, amortizing fixed rate note or floating rate note will be payable on each interest payment date set forth in this prospectus supplement and in the applicable pricing supplement.

Redemption.  Redemption provisions applicable to the notes will be specified in the applicable pricing supplement.

Currency.  The notes may be denominated in U.S. dollars or in a foreign or composite currency.

Denomination.  The notes will be issued in fully registered form in denominations of $1,000, increasing in integral multiples of $1,000 or other specified denominations for foreign or composite currencies.

Each note will be in book entry form through The Depository Trust Company or certificated form.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the notes on a continuous basis through the agents listed below, who have agreed to use reasonable efforts to sell the notes. We may also sell the notes to the agents as principal for resale at terms agreed to by us. If we sell all of the notes, we expect to receive proceeds of between $774,031,250 and $769,187,500 after paying the agents’ discounts and commissions of between $968,750 and $5,812,500. However, the agents’ discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities of 30 years or more.

MORGAN STANLEY
CITI
GOLDMAN, SACHS & CO.
ABN AMRO INCORPORATED
BANC OF AMERICA SECURITIES LLC
KEYBANC CAPITAL MARKETS INC.

September 17, 2007

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the date of the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sale of the medium-term notes, series A.

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

We may use this prospectus supplement, together with the accompanying prospectus and an attached pricing supplement, to offer our medium-term notes, series A, from time to time. The total initial offering price of notes that may be offered by this prospectus supplement is $775,000,000.

This prospectus supplement sets forth the terms of the medium-term notes, series A, that we may offer. It supplements the description of the debt securities contained in the accompanying prospectus. If any particular term of our medium-term notes, series A, described in this prospectus supplement is inconsistent with any general terms described in the accompanying prospectus, the particular term described in this prospectus supplement will control. Capitalized terms used but not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus or the indenture under which the notes are issued. References in this prospectus supplement to “notes” are only to the medium-term notes, series A, we may issue under this prospectus supplement and not to any other notes we may issue under the accompanying prospectus.

Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. If any information in the pricing supplement is inconsistent with this prospectus supplement, the information in the pricing supplement will control.

You should read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page 2 of the accompanying prospectus.

IMPORTANT CURRENCY EXCHANGE INFORMATION

Purchasers are required to pay for the notes in U.S. dollars, and payments of principal, premium, if any, and interest on the notes will also be made in U.S. dollars, unless the applicable pricing supplement provides that purchasers are instead required to pay for the notes in a specified currency, and/or that payments of principal, premium, if any, and interest on the notes will be made in a specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign or composite currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a pricing supplement or unless alternative arrangements are made, payment of principal, premium, if any, and interest on notes in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States. See “Description of Notes” and “Foreign Currency Risks.”

If the applicable pricing supplement provides for payments of principal of and interest on a non-U.S. dollar denominated note to be made in U.S. dollars or for payments of principal of and interest on a U.S. dollar denominated note to be made in a specified currency other than U.S. dollars, the conversion of the specified currency into U.S. dollars or U.S. dollars into the specified currency, as the case may be, will be handled by the exchange rate agent identified in the pricing supplement. Any agent may act, from time to time, as exchange rate agent. The costs of conversion will be borne by the holder of a note through deductions from the payments.

DESCRIPTION OF NOTES

The following description of the material terms of the notes offered by this prospectus supplement is in addition to, and if inconsistent replaces, the description and general terms of the notes set forth under “Description of Debt Securities” in the accompanying prospectus. The terms and conditions set forth in this section will apply to each note unless otherwise specified in the applicable pricing supplement and in that note.

General

We will issue the notes under an Indenture, dated as of May 3, 1996, between us and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee. We may also issue other debt securities, in addition to the medium-term notes, series A, under the Indenture. The notes will rank equal to all of our other unsecured and unsubordinated indebtedness. The notes may be issued from time to time in an aggregate principal amount of up to $775,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Indenture allows us to reopen a series of securities, including the notes, and issue additional securities of that series without the consent of the holders of the series.

For the purpose of this prospectus supplement:

•	the principal amount of any original issue discount note (as defined below) means the issue price (as defined below) of that note; and

•	the principal amount of any note issued in a foreign or composite currency means the U.S. dollar equivalent on the date of issue of the issue price of that note.

The notes will mature on any day nine months or more from the date of issue, as set forth in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement, the notes will be issued only in fully registered form in denominations of $1,000 each.

We may, from time to time, without the consent of the then existing holders of a series of notes, reopen the series of notes and issue additional notes with the same term (except the issue price and issue date, but including maturity and interest payment terms) as notes issued on an earlier date. After the additional notes are issued, they will be fungible with the previously issued notes to the extent set forth in the applicable pricing supplement.

The notes will be offered on a continuing basis, and each note will be issued initially as either a global note or a definitive note. Except as set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities,” global notes will not be issuable as definitive notes. The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair your ability to own, transfer or pledge beneficial interests in global securities. See “— Book-Entry System” below.

We will maintain an agency in New York, New York for the presentation of notes for payment of principal and interest, registration of notes for transfer and exchange of the notes. However, global notes will be exchangeable only in the manner and to the extent set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities.” On the date of this prospectus supplement, the paying agent for the payment, transfer and exchange of the notes is Wells Fargo Bank, N.A. acting through its corporate trust office at 625 Marquette Avenue; N9311-110, Minneapolis, MN 55479.

The applicable pricing supplement will specify:

•	the issue price of each note to be sold pursuant to that pricing supplement (unless the note is to be sold at 100% of its principal amount);

•	the interest rate or interest rate formula;

•	maturity;

•	currency;

•	principal amount; and

•	any other terms on which each note will be issued.

Certain Definitions

Unless otherwise provided in the applicable pricing supplement, the following terms will have the meanings set forth below:

“Authorized denominations” means:

•	with respect to notes denominated in U.S. dollars, U.S. $1,000 or integral multiples of U.S. $1,000 above that; and

•	with respect to notes denominated in foreign or composite currencies, the equivalent of $1,000 (rounded to an integral multiple of 1,000 units of the specified currency), or integral multiples of 1,000 units above that of the specified currency, as determined by reference to the market exchange rate (as defined below) for the specific currency on the business day (as defined below) immediately preceding the date of issuance.

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City, and

•	with respect to LIBOR notes, is also a London banking day (as defined below);

•	with respect to notes denominated in a specified currency other than U.S. dollars, euros or Australian dollars, in the principal financial center of the country of the specified currency;

•	with respect to notes denominated in euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and

•	with respect to notes denominated in Australian dollars, in Sydney.

“Depositary” means The Depository Trust Company.

“Index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Interest payment date,” with respect to any note, means the date on which, under the terms of the note, regularly scheduled interest is payable.

“Issue price” means the first price at which each note is sold to the public pursuant to a pricing supplement.

“London banking day” means any day on which dealings in deposits in the index currency are transacted in the London interbank market.

“Market exchange rate” means the noon dollar buying rate in New York City for cable transfers of a specified currency published by the Federal Reserve Bank of New York.

“Original issue discount note” means any note that provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the maturity pursuant to the Indenture.

“Record date,” with respect to any interest payment date, means the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

Interest and Principal Payments

We will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, we will pay the interest payable upon maturity, redemption or repayment, whether or not the date of maturity, redemption or repayment is an interest payment date, to the person to whom principal is payable.

We will pay the initial interest payment on a note on the first interest payment date falling after the date the note is issued. However, unless otherwise specified in the applicable pricing supplement, we will make payments of interest or, in the case of an amortizing note, principal and interest, on a note issued less than 15 calendar days before an interest payment date on the next succeeding interest payment date to the holder of record on the record date with respect to that succeeding interest payment date.

We will make U.S. dollar denominated payments of interest, other than interest payable at maturity or on the date of redemption or repayment if we redeem or repay a note before maturity, by check mailed to the address of the person entitled to the interest payment as shown on the note register. We will make U.S. dollar denominated payments of principal, premium, if any, and interest upon maturity, redemption or repayment in immediately available funds against presentation and surrender of the note. Notwithstanding the foregoing:

•	the depositary, as holder of global notes, will be entitled to receive payments of interest by wire transfer of immediately available funds; and

•	a holder of U.S. $10,000,000 (or the equivalent) or more in aggregate principal amount of definitive notes having the same interest payment date will be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the paying agent, provided the request is received not later than 15 calendar days prior to the applicable interest payment date.

Unless otherwise specified in the applicable pricing supplement, a beneficial owner of global notes denominated in a specified currency electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or before the applicable record date, in the case of a payment of interest, and the 16th day prior to maturity, in the case of principal or premium, of a beneficial owner’s election to receive all or a portion of the payment in a specified currency. The participant must notify the depositary of the election on or before the third business day after the applicable record date. The depositary will notify the paying agent of the election on or before the fifth business day after such record date. If complete instructions are received by the participant and forwarded by the participant to the depositary, and by the depositary to the paying agent, on or before those dates, the beneficial owner will receive payments in the specified currency by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Otherwise, the beneficial owner will receive payments in U.S. dollars.

Certain notes we may issue, including original issue discount notes, may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes under a constant yield method. See “Material U.S. Federal Income Tax Considerations — Tax Consequences to Holders — Original Issue Discount Notes” below. Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note is declared to be due and payable immediately as described under “Description of Debt Securities — Events of Default” in the accompanying prospectus, the amount of principal due and payable with respect to any original issue discount note will be limited to the aggregate principal amount of the note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration. The amortization will be calculated using the “interest method” computed in accordance with generally accepted accounting principles in effect on the date of declaration. Special considerations applicable to any original issue discount notes will be set forth in the applicable pricing supplement.

Payment Currency

If the applicable pricing supplement provides for payments of interest and principal on a non-U.S. dollar denominated note to be made, at the option of the holder of the note, in U.S. dollars, we will cause conversion of the specified currency into U.S. dollars to be made. The exchange rate agent will determine the conversion ratio based on the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will determine the highest bid quotation by receiving bid quotations from three recognized foreign exchange dealers, one of which may be the exchange rate agent, for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on each payment date in the aggregate amount of the specified currency payable to the holders of notes and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holders of notes through deductions from the payments made.

Except as set forth below, if the principal of, premium, if any, or interest on, any note is payable in a specified currency other than U.S. dollars and the specified currency:

•	is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control;

•	is no longer used by the government of the country issuing the currency; or

•	is no longer used for the settlement of transactions by public institutions within the international banking community,

then we will be entitled to satisfy our obligations to holders of the notes by making payments in U.S. dollars on the basis of the market exchange rate on the date of the payment or, if the market exchange rate is not available on that date, as of the most recent practicable date. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency other than U.S. dollars will not constitute an event of default as described under “Description of Debt Securities — Events of Default” in the accompanying prospectus.

All determinations referred to above made by us or our agent will be at our sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on holders of notes.

Fixed Rate Notes

Each fixed rate note we issue will bear interest from the date of issuance at the annual rate stated on its face, except as described below under “— Extension of Maturity,” until the principal of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement:

•	interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months;

•	payments of interest on fixed rate notes other than amortizing notes will be made semiannually on January 1 and July 1 of each year and at maturity or upon any earlier redemption or repayment;

•	payments of principal and interest on amortizing notes, which are securities on which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on January 1, April 1, July 1 and October 1, or semiannually on January 1 and July 1, as set forth in the applicable pricing supplement, and at maturity or upon any earlier redemption or repayment; and

•	payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount.

A table setting forth repayment information in respect of each amortizing note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

If any interest payment date for any fixed rate note falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and no interest on the payment will accrue for the period from and after the interest payment date. If the maturity, or date of redemption or repayment, of any fixed rate note falls on a day that is not a business day, the payment of interest and principal (and premium, if any) will be made on the next succeeding business day, and no interest on the payment will accrue for the period from and after the maturity date, or date of redemption or repayment.

Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity or earlier redemption or repayment, as the case may be. We may change the interest rates we agree to pay, without notice, on any newly issued fixed rate notes, but any change on newly issued fixed rate notes will not affect any fixed rate notes previously issued or that we have agreed to issue.

Floating Rate Notes

Each floating rate note we issue will bear interest from the date of issuance until the principal is paid or made available for payment at a base rate determined by reference to an interest rate basis or formula, which may be adjusted by a spread and/or spread multiplier (each as defined below). The applicable pricing supplement will designate one or more of the following base rates, as applicable, to each floating rate note:

•	the CD rate;

•	the commercial paper rate;

•	the federal funds rate;

•	LIBOR;

•	the prime rate;

•	the treasury rate;

•	the CMT rate; or

•	another base rate or interest rate formula that is set forth in the pricing supplement and in the floating rate note.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the interest rate on each floating rate note will be calculated by reference to the specified base rate plus or minus the spread, if any, and/or multiplied by the spread multiplier, if any. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for the floating rate note. The “spread multiplier” is the percentage specified in the applicable pricing supplement to be applied to the base rate for the floating rate note.

As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following:

•	a maximum limit, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as “maximum interest rate”; and

•	a minimum limit, or floor, on the rate of interest which may accrue during any interest period, which we refer to as “minimum interest rate.”

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000 is 16% per year and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Interest Reset Dates.  Unless otherwise specified in the applicable pricing supplement, the rate of interest on each floating rate note will be reset according to an “interest reset period,” which will be daily, weekly, monthly, quarterly, semiannually or annually. We refer to the first day of each interest reset period as an “interest reset date.” The applicable pricing supplement will specify the applicable interest reset period. Unless otherwise specified in the pricing supplement, the interest reset date will be:

•	in the case of floating rate notes which reset daily, each business day;

•	in the case of floating rate notes (other than treasury rate notes) which reset weekly, the Wednesday of each week; in the case of treasury rate notes which reset weekly, the Tuesday of each week, except as provided below;

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month;

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

•	in the case of floating rate notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable pricing supplement; and

•	in the case of floating rate notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable pricing supplement;

provided, that (a) the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note will be the “initial interest rate” set forth in the applicable pricing supplement and (b) unless otherwise specified in the applicable pricing supplement, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the rule in effect on the tenth calendar day preceding the maturity, redemption or repayment date. If any interest reset date for any floating rate note is not a business day, the interest reset date will be postponed to the next succeeding business day, except that in the case of a LIBOR note, if such business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Payment Dates.  Except as provided below or as otherwise specified in the applicable pricing supplement, interest on floating rate notes will be payable on the following interest payment dates:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable pricing supplement;

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December;

•	in the case of floating rate notes with a semiannual interest reset date, on the third Wednesday of the two months specified in the applicable pricing supplement; and

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date for any floating rate note falls on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day with respect to such floating rate note, except that, in the case of a LIBOR note, if the next succeeding business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate note would fall on a day that is not a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

Interest Determination Dates.  As used below, the “interest determination date” pertaining to the interest reset date for the floating rate notes we may issue is as follows:

•	for federal funds rate notes and prime rate notes, the business day preceding the relevant interest reset date;

•	for CD rate notes, commercial paper rate notes and CMT rate notes, the second business day preceding the relevant interest reset date;

•	for a LIBOR note, the second London banking day preceding the relevant interest reset date; and

•	for a treasury rate note, the day of the week in which the relevant interest reset date falls on which treasury bills (as defined below) would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but that auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, such interest reset date will be the next following business day.

Unless otherwise specified in the applicable pricing supplement, the “calculation date,” where applicable, pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date, or, if such day is not a business day, the next succeeding business day; or

•	the business day preceding the applicable interest payment date or maturity date, as the case may be.

Calculation of Interest.  Unless otherwise specified in the applicable pricing supplement, interest payments for floating rate notes will be the amount of interest accrued from and including the date of issue or from and including the last date to which interest has been paid to, but excluding, the interest payment date or maturity date or date of redemption or repayment.

Accrued interest on floating rate notes will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day in the period is computed by dividing the interest rate applicable to that day:

•	by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes and prime rate notes; or

•	by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 would be rounded to 9.87655% or .0987655 and 9.876544% or .09876544 would be rounded to 9.87654% or .0987654). All dollar amounts used in or resulting from the interest calculation on floating rate notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

Unless otherwise stated in the applicable pricing supplement, the calculation agent with respect to any issue of floating rate notes will be Wells Fargo Bank, N.A. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date with respect to the relevant floating rate note.

Interest rates will be determined by the calculation agent as follows:

CD Rate Notes.  CD rate notes will bear interest at the interest rate, calculated with reference to the CD rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the CD rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CD rate” means, the rate on any interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System, which we refer to as “H.15(519),” under the heading “CDs (Secondary Market).”

If the CD rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date then the CD rate will be the rate on the interest determination date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable pricing supplement available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System, which we refer to as “H.15 Daily Update,” under the heading “CDs (Secondary Market).”

•	If that rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CD rate on the interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the interest determination date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the index maturity designated in the pricing supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major U.S. money center banks.

•	If the dealers selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the CD rate in effect for the applicable period will be the same as the CD rate for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

Commercial Paper Rate Notes.  Commercial paper rate notes will bear interest at the interest rate, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the commercial paper rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, the money market yield (as defined below) of the rate on any interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519), under the heading “Commercial Paper — Nonfinancial.”

If the commercial paper rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the specified index maturity as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper — Nonfinancial.”

•	If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the commercial paper rate will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the interest determination date of three leading dealers of commercial paper in New York City selected by the calculation agent for commercial paper of the specified index maturity, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting offered rates as set forth in the prior paragraph, the commercial paper rate in effect for the applicable period will be the same as the commercial paper rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

The “money market yield” means a yield calculated in accordance with the following formula:

D x 360
money market yield	=		x	100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days for which interest is being calculated.

Federal Funds Rate Notes.  Federal funds rate notes will bear interest at the interest rate, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the federal funds rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, the rate on any interest determination date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as that rate is displayed on Reuters Screen FEDFUNDS1. “Reuters Screen” means the display on Reuters Monitor Money Rate Services or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.

If the federal funds rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on Reuters Screen FEDFUNDS1 by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the federal funds rate will be the rate on the relevant interest determination date as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective Rate).”

•	If that rate does not appear on Reuters Screen FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the federal funds rate for that interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds, as of 9:00 a.m., New York City time, on that interest determination date, arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•	If the brokers selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the federal funds rate in effect for the applicable period will be the same as the federal funds rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

LIBOR Notes.  LIBOR notes will bear interest at the interest rate, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the LIBOR notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “LIBOR” for each interest determination date will be determined by the calculation agent as follows. As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates appearing on the Reuters Screen LIBOR page (as defined below) (unless that page by its terms provides only for a single rate, in which case that single rate will be used) for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two such offered rates appear (unless only a single rate is required) on such Reuters Screen LIBOR Page.

If fewer than two offered rates referenced above appear, LIBOR in respect of the related interest determination date will be determined as follows:

•	The calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in the index currency in such market at such time. If at least two quotations are provided, LIBOR determined on the applicable interest determination date will be the arithmetic mean of these quotations.

•	If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable pricing supplement), in the applicable principal financial center for the country of the index currency on such interest determination date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the index currency in such market at such time.

•	If the banks are not quoting as set forth in the prior paragraph, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

“Reuters Screen LIBOR Page” means the display on the Reuters Monitor Money Rates Service, or any successor or replacement service, on the page designated as “LIBOR01” or any successor or replacement page or pages for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

Prime Rate Notes.  Prime rate notes will bear interest at the interest rate calculated with reference to the prime rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the prime rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, the rate set forth in H.15(519) on any interest determination date opposite the heading “Bank Prime Loan.”

If the prime rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not yet published by 3:00 p.m., New York City time, on the related calculation date pertaining to the relevant interest determination date, then the prime rate will be as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•	If that rate is not yet published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the prime rate for the interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank’s prime rate or base lending rate as in effect for that interest determination date as quoted on the Reuters Screen USPRIME1 on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 for the interest determination rate, then the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by at least two of the three major money center banks in New York City selected by the calculation agent from which quotations are requested.

•	If the banks selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the prime rate in effect for the applicable period will be the same as the prime rate for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

“Reuters Screen USPRIME1” means the display designated as the “USPRIME1” page on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Treasury Rate Notes.  Treasury rate notes will bear interest at the interest rate calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the treasury rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, the rate for the auction held on any interest determination date of direct obligations of the United States “treasury bills,” having the index maturity designated in the applicable pricing supplement, as that rate appears on Reuters Screen US AUCTION 10111.

If the treasury rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on Reuters Screen US AUCTION 10111 by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the bond equivalent yield (as described below) for the type of treasury bill described above, as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/ Treasury Bills/ Auction High.”

•	If that rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the bond equivalent yield of the auction rate, for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by the U.S. Department of Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate set forth in H.15(519) for that interest determination date and for treasury bills having a remaining maturity closest to the index maturity designated in the applicable pricing supplement under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in H.15(519) by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the rate for that interest determination date and for the type of treasury bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, then the treasury rate will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the index maturity designated in the applicable pricing supplement.

•	If the dealers selected by the calculation agent are not quoting bid rates as set forth in the prior paragraph, the treasury rate in effect for the applicable period will be the same as the treasury rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

The “bond equivalent yield” means a yield calculated in accordance with the following formula:

D x N
bond equivalent yield =		x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days for which interest is being calculated.

CMT Rate Notes.  CMT rate notes will bear interest at the interest rate calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the CMT rate notes and in the applicable pricing supplement.

Unless otherwise indicated in an applicable pricing supplement, “CMT rate” means, with respect to any interest determination date, the rate displayed on the Designated CMT Reuters Page (as defined below) under the caption “— Treasury Constant Maturities — Federal Reserve Board Release H.15 — Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index (as defined below) for:

•	if the Designated CMT Reuters Page is Reuters Screen FRBCMT the rate on that interest determination date; and

•	if the Designated CMT Reuters Page is Reuters Screen FEDCMT the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs.

If the CMT rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for that interest determination date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the H.l5(519).

•	If that rate is no longer published in the H.15(519), or, if not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for that interest determination date will be the treasury constant maturity rate (or other U.S. Treasury rate) for the Designated CMT Maturity Index for that interest determination date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the H.15(519).

•	If that information is not provided by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for the interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the interest determination date reported, according to their written records, by three leading primary U.S. government securities dealers, each referred to as a “reference dealer,” in New York City (which may include the agent or their affiliates) selected by the calculation agent. The calculation agent will select the three reference dealers from a group of five, after consultation with us, by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States, which we refer as “treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If the calculation agent cannot obtain three treasury notes quotations, the CMT rate for that interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York City (using the same method described above), for treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of such reference dealers are quoting rates as described above, then the CMT rate will be based on the arithmetic mean of the offer rates obtained and neither the highest nor the lowest of such quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting rates as described above, the CMT rate for that interest reset date will be the same as the CMT rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable will be the initial interest rate).

•	If two treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

“Designated CMT Reuters Page” means the display on Reuters Screen or any successor service, on the page designated in an applicable pricing supplement, or any other page as may replace that page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519), for the purpose of displaying treasury constant maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Reuters Page will be 7052 for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

Renewable Notes.  We may also issue from time to time variable rate renewable notes that will bear interest at the interest rate calculated with reference to a base rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the renewable notes and in the applicable pricing supplement.

The renewable notes will mature on an interest payment date as specified in the applicable pricing supplement, which we refer to as the “initial maturity date,” unless the maturity of all or any portion of the principal amount is extended in accordance with the procedures described below. On the interest payment dates in May and November in each year (unless different interest payment dates are specified in the applicable pricing supplement), we refer to each such interest payment date as an “election date,” the maturity of the renewable notes will be extended to the interest payment date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $1,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to such effect to the paying agent not less than nor more than a number of days to be specified in the applicable pricing supplement prior to such election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes, but the principal amount for which that option is not exercised must be at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement.

If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and that election is not revoked as described below, that portion of the principal amount of renewable notes will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the election date prior to which the holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to that effect to the paying agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which that portion would otherwise mature. The revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated, but the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and not revoked must be at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to, but excluding the immediately succeeding interest payment date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

The renewable notes may be redeemed in whole or in part at our option on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be stated in the applicable pricing supplement, and will be payable together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

Discount Notes

We may, from time to time, issue original issue discount notes. The pricing supplement applicable to the original issue discount notes may provide that holders of those notes will not receive periodic payments of interest. In addition, if an event of default with respect to the original issue discount notes occurs and is continuing, the holders or the trustee may declare the principal amount of the original issue discount notes due and payable in the manner described in the accompanying prospectus. See “Description of Debt Securities — Events of Default.” Our obligation to pay the principal of, and premium and interest, if any, on the original issue discount notes will terminate upon our payment of the following:

•	the amount of principal declared due and payable by the holders or the trustee; and

•	the interest on any overdue principal, premium and interest.

Indexed Notes

We may, from time to time, issue indexed notes, or notes on which the principal amount payable on the stated maturity and/or on which the amount of interest payable on an interest payment date will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable pricing supplement. Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of those notes depending upon the fluctuation of the relative value, rate or price of the specified index.

The applicable pricing supplement will describe specific information pertaining to:

•	the method for determining the principal amount payable at maturity;

•	a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note; and

•	certain additional U.S. federal tax considerations.

Extension of Maturity

The pricing supplement relating to each note (other than an amortizing note) will indicate whether we have the option to extend the maturity of the note for one or more periods, each of which we refer to as an “extension period,” of one or more whole years up to but not beyond the final maturity date. If we have this option with respect to any note, which we refer to as an “extendible note,” the following procedures will apply, unless modified as set forth in the applicable pricing supplement.

We may exercise this option for an extendible note by notifying the paying agent of the exercise at least 45 but not more than 60 days prior to the maturity date originally in effect for the note or, if the maturity date of such note has already been extended, prior to the extended maturity date then in effect. No later than 38 days prior to the original maturity date or an extended maturity date, as the case may be, which we refer to each as a “maturity date,” the paying agent will mail to the holder of the applicable note a notice relating to the extension period, by first class mail, postage prepaid, setting forth:

•	our election to extend the maturity of the note;

•	the new extended maturity date;

•	the interest rate applicable to the extension period which, in the case of a floating rate note, will be calculated with reference to a base rate and the spread and/or spread multiplier, if any; and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which, the period or periods during which and the price or prices at which redemption may occur during the extension period.

Upon the mailing by the paying agent of an extension notice to the holder of an extendible note, the maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms it had prior to the mailing of the extension notice.

Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect for an extendible note or, if such day is not a business day, not later than 10:00 a.m., New York City time, on the immediately succeeding business day, we may, at our option, revoke the interest rate provided for in the extension notice and establish a higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period by causing the paying agent to send notice of the higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) to the holder of the note. The notice must be sent by first class mail, postage prepaid, or by such other means as agreed between us and the paying agent. The notice will be irrevocable. All extendible notes subject to notice of a higher interest rate will bear that higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity of an extendible note, the holder of the note will have the option to require us to repay the note on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to such date. In order for an extendible note to be repaid on the maturity date, the holder must follow the procedures set forth below under ‘‘— Repayment at the Noteholders’ Option; Repurchase” for optional repayment, except that:

•	the period for delivery of the note or notification to the paying agent will be at least 25 but not more than 35 days prior to the maturity date then in effect; and

•	a holder who has tendered an extendible note for repayment pursuant to an extension notice may, by written notice to the paying agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect or, if such day is not a business day, until 3:00 p.m., New York City time, on the immediately succeeding business day.

Defeasance

The provisions of Article Thirteen of the Indenture relating to defeasance and covenant defeasance, described in the accompanying prospectus under “Description of Debt Securities — Legal Defeasance and Covenant Defeasance,” are applicable to the notes.

Book-Entry System

Upon issuance, all fixed rate global notes having the same issue date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more global securities. In addition, all floating rate global notes having the same issue date, initial interest rate, base rate, interest reset period, interest payment dates, index maturity, spread and/or spread multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, maturity date and other terms, if any, will be represented by one or more global securities. Each global security representing global notes will be deposited with, or on behalf of, the depositary, and registered in the name of a nominee of the depositary. Global notes will not be exchangeable for definitive notes, except under the circumstances described in the accompanying prospectus under “Description of Debt Securities — Global Securities.” Definitive notes will not be exchangeable for global notes and will not otherwise be issuable as global notes.

A further description of the depositary’s procedures with respect to global securities representing global notes is set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities.” The depositary has confirmed to us, the agent and the trustee that it intends to follow such procedures.

Optional Redemptions

The pricing supplement will either indicate that the notes cannot be redeemed before maturity or will indicate the terms on which the notes will be redeemable at our option. Notice of redemption will be provided by mailing a notice of redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books maintained by the paying agent. Unless otherwise provided in the applicable pricing supplement, the notes, except for amortizing notes, will not be subject to any sinking fund.

Repayment at the Noteholders’ Option; Repurchase

If applicable, the pricing supplement relating to each note will indicate that the note will be repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in the pricing supplement, at a price equal to 100% of the principal amount, together with accrued interest to the date of repayment, unless the note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such repayment.

In order for a note to be repaid, the paying agent must receive at least 30 days but not more than 60 days prior to the repayment date,

•	the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of the note;

•	the principal amount of the note;

•	the principal amount of the note to be repaid;

•	the certificate number or a description of the tenor and terms of the note;

•	a statement that the option to elect repayment is being exercised thereby; and

•	a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the paying agent,

in each case, not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. In any event, the telegram, telex, facsimile transmission or letter will only be effective if the note and form duly completed are received by the paying agent by such fifth business day.

Except in the case of renewable notes or extendible notes, and unless otherwise specified in the applicable pricing supplement, exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

If a note is represented by a global security, the depositary’s nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase notes at any price in the open market or otherwise. Any notes purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

FOREIGN CURRENCY RISKS

Exchange Rates and Exchange Controls

Any investment in notes that are denominated in, or the payment of which is related to the value of, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, but are not limited to:

•	the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign or composite currencies; and

•	the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government.

These risks generally depend on economic and political events and the supply of, and demand for, the relevant currencies over which we have no control. In recent years, rates of exchange between U.S. dollars and certain foreign and/or composite currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note.

Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of such note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a note to the investor.

Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, premium, if any, or interest on, a note. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note not denominated in U.S. dollars would not be available when payments on such note are due. In that event, we would make required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of the most recent practicable date. See “Description of Notes — Payment Currency.”

With respect to any note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable pricing supplement will include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency or currency unit. The information contained in the pricing supplement will constitute a part of this prospectus supplement and will be furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

This prospectus supplement, the accompanying prospectus and any pricing supplement do not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a foreign currency. We disclaim any responsibility to advise prospective purchasers of risks as they exist at the date of this prospectus supplement or as risks may change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, specified currencies other than U.S. dollars. Such notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information set forth in this prospectus supplement is directed to prospective purchasers who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on, the notes. Such persons should consult their own counsel with regard to such matters.

Governing Law and Judgment

The notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on notes denominated in a specified currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in U.S. dollars.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Jones Day, our tax counsel, the following summary describes the material U.S. federal income tax consequences to Holders (as defined below) of the ownership and disposition of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary discusses only notes held as capital assets within the meaning of Section 1221 of the Code and purchased from us (or from our agents) pursuant to our offering of notes. It does not discuss all of the U.S. federal income tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, such as:

•	financial institutions;

•	regulated investment companies;

•	insurance companies;

•	tax-exempt organizations;

•	brokers, dealers or traders in securities or foreign currencies;

•	persons holding notes as part of a hedge, straddle or conversion transaction;

•	persons who are not Holders; or

•	Holders whose functional currency (as defined in Code Section 985) is not the U.S. dollar.

This summary also does not discuss the effect of any foreign, state, or local tax laws or any U.S. federal tax laws other than income tax laws (e.g., estate tax). This summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of ownership of notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement.

Persons considering the purchase of notes should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

As used herein, the term “Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes,

•	an individual citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (and a limited class of other trusts that have elected to continue to be treated as U.S. persons); or

•	a partnership or other entity that is created or organized in or under the laws of the United States or of any political subdivision thereof and that is properly classified as a U.S. entity under any applicable Treasury Regulations.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

Tax Consequences To Holders

Payments of Interest

Interest paid on a note will generally be taxable to a Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder’s method of accounting for U.S. federal income tax purposes. Under Treasury Regulations, all payments of interest on a note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the notes and will be taxed in the manner described below under “Original Issue Discount Notes — Short-Term Original Issue Discount Notes.” Special rules governing the treatment of interest paid with respect to original issue discount notes, foreign currency notes, variable rate notes and certain indexed notes are discussed below.

Original Issue Discount Notes

A note the issue price of which is less than its stated redemption price at maturity will generally be considered to have been issued with original issue discount (“OID”). The stated redemption price at maturity of a note will equal the sum of all payments required under the note other than payments of qualified stated interest. “Qualified stated interest” generally means stated interest unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate (or at certain floating rates) that takes appropriate account of the length of the interval between stated interest payments. The “issue price” of a note for this purpose means the first price at which a substantial amount of the issue of notes has been sold (ignoring sales to underwriters, brokers, or similar persons acting as agents or wholesalers).

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount, 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have OID but will be considered to have “de minimis OID.” Holders of notes with de minimis OID will generally include such OID in income, as capital gain, on a pro rata basis as principal payments are made on the note.

A Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the Holder’s method of accounting for U.S. federal income tax purposes. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include OID in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

The amount of OID includable in income by a Holder of an original issue discount note is the sum of the daily portions of OID with respect to the original issue discount note for each day during the taxable year or portion of the taxable year on which the Holder holds such original issue discount note (“accrued OID”). The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a note may be of any length selected by the Holder and may vary in length over the term of the note as long as (a) no accrual period is longer than one year and (b) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. Special rules may apply to initial short accrual periods and final accrual periods. In general, the amount of OID allocable to an accrual period equals the excess of (x) the product of the original issue discount note’s adjusted issue price at the beginning of the accrual period and such note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (y) the sum of the payments of qualified stated interest on the note allocable to the accrual period. The “adjusted issue price” of an original issue discount note at the beginning of any accrual period is generally the issue price of the note increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments previously made on the note that were not qualified stated interest payments.

Acquisition Premium.  A Holder that purchases a note for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Constant Yield Election” is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Market Discount.  A note, other than a short-term original issue discount note (as defined below), will be treated as purchased at a market discount (a “market discount note”) if (a) the amount for which a Holder purchased the note is less than the note’s adjusted issue price and (b) the note’s stated redemption price at maturity or, in the case of an original issue discount note, the note’s “revised issue price,” exceeds the amount for which the Holder purchased the note by at least 1/4 of 1 percent of such note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity. If the excess is not sufficient to cause the note to be a market discount note, then the excess constitutes “ de minimis market discount.” The Code provides that, for these purposes, the revised issue price of a note generally equals its issue price, increased by the amount of any accrued OID on the note.

Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a Holder of market discount note may elect to include market discount in income currently over the life of the note. Such an election will apply to all debt instruments with market discount acquired by the electing Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service.

Market discount on a market discount note will accrue on a straight-line basis unless the Holder elects to accrue the market discount on a constant yield method. Such an election will apply only to the note with respect to which it is made and may generally not be revoked. A Holder of a market discount note that does not elect to include market discount in income currently will generally be required to defer deductions for a portion of the interest on borrowings allocable to such note until the maturity or disposition of such note.

Short-Term Original Issue Discount Notes.  Under Treasury Regulations, a note that matures one year or less from its date of issuance will be treated as a “short-term original issue discount note.” In general, a cash method Holder of a short-term original issue discount note is not required to include in income accrued OID unless it elects to do so, but will include any stated interest in income as the interest is received. Holders who report income on the accrual method and certain other persons, including certain pass-through entities, are required to include OID in income on short-term original issue discount notes as it accrues on a straight-line basis, unless an election is made to accrue according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include OID on a short-term original issue discount note in income currently, any gain realized on the sale, exchange or retirement of the short-term original issue discount note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue under a constant yield method) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term original issue discount notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term original issue discount note, including stated interest, are included in the short-term original issue discount note’s stated redemption price at maturity.

Constant Yield Election.  A Holder may make an election (the “constant yield election”) to include in gross income all interest that accrues on a note (including stated interest, OID, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above under “Original Issue Discount Notes,” with the modifications described below.

In applying the constant yield method to a note with respect to which the constant yield election has been made, the issue price of the note will equal the electing Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. If this election is made with respect to a note with amortizable bond premium, then the electing Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, held by the electing Holder as of the beginning of the taxable year in which the note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Internal Revenue Service.

If the constant yield election is made with respect to a market discount note, the electing Holder will be treated as having made the election discussed above under “— Market Discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such Holder.

Notes Subject to Contingencies, Including Optional Redemption.  If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), where such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity in the case of notes subject to contingencies, if we or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of our option or options, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the note; and

•	in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the note.

If both we and the Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the note is determined by using any date on which the note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the note as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the note are redetermined by treating the note as having been retired and reissued on the date of the change in circumstances for an amount equal to the note’s adjusted issue price on that date.

Aggregation.  The Treasury Regulations contain aggregation rules stating that in certain circumstances if more than one debt instrument is issued in connection with the same transaction or related transactions, some or all of such notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. This rule ordinarily applies only to instruments of a single issuer issued to a single holder. Unless otherwise provided in the related pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Amortizable Bond Premium

If a Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than qualified stated interest, the Holder will be considered to have purchased the note with

“amortizable bond premium” equal in amount to the excess, and may elect (in accordance with applicable Code provisions) to amortize the premium, using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). Where this election is made for a note that is optionally redeemable prior to its maturity date, the amount of amortizable bond premium is determined by reference to the amount payable on an earlier redemption date only if doing so results in a smaller amount of amortizable bond premium. A Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the Holder and may be revoked only with the consent of the Internal Revenue Service. Amortizable bond premium is generally treated as a reduction of interest on the note, rather than as a deduction. The amount of any bond premium allocable to an accrual period that exceeds the amount of interest allocable to that period may not be deducted but may be carried forward to future accrual periods.

Pre-Issuance Accrued Interest

If (a) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (b) the first stated interest payment on the note is to be made within one year of the note’s issue date and (c) the payment will equal or exceed the amount of pre-issuance accrued interest, then the Holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under “— Payments of Interest” above, in accordance with the Holder’s method of accounting for U.S. federal income tax purposes. A Holder’s adjusted tax basis in a note will equal the cost of the note to such Holder, increased by the amount of any OID previously included in income by the Holder with respect to such note and reduced by any amortized bond premium and any principal payments received by the Holder and, in the case of an original issue discount note, by the amounts of any other payments that do not constitute qualified stated interest.

Gain or loss recognized on the sale, exchange or retirement of a note will generally be treated as capital gain or loss. Certain exceptions to capital treatment are described above under ‘‘— Original Issue Discount Notes — Short-Term Original Issue Discount Notes” and “— Original Issue Discount Notes — Market Discount” and below under “— Foreign Currency Notes” and “— Certain Indexed Notes.” Capital gain or loss recognized on the taxable disposition of a note will be long-term capital gain or loss, respectively, if, at disposition, the Holder’s holding period for the note is more than twelve months. The deductibility of capital losses by Holders is subject to certain limitations.

Foreign Currency Notes

The following summary relates to notes that are denominated in a currency or currency unit other than the U.S. dollar (“foreign currency notes”).

A Holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment upon receipt (determined on the date of receipt) regardless of whether the payment is in fact converted to U.S. dollars, and such U.S. dollar value will be the Holder’s tax basis in the foreign currency. A cash method Holder who receives a payment in U.S. dollars pursuant to an option available under a note will be required to include the amount of such payment in income upon receipt.

In the case of accrual method taxpayers and Holders of original issue discount notes, a Holder will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial accrual period within the taxable year. Such Holder may recognize exchange gain or loss (treated as ordinary income or loss) with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrued interest (or, where a Holder receives U.S. dollars, the amount of such payment) and the U.S. dollar value of interest income that has accrued (as determined above). A Holder may elect to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

OID and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency and then converted into U.S. dollars in the same manner described above for interest taken into income on an accrual basis. Thus, a Holder may recognize exchange gain or loss upon receipt of an amount attributable to accrued OID. Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a Holder who has not elected to amortize such premium under Section 171 of the Code will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

A Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to such Holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A Holder who purchases a foreign currency note with previously owned foreign currency may recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase. A Holder’s amount realized upon the sale, exchange or retirement of a foreign currency note where foreign currency is received therefor will be determined by the U.S. dollar value of the foreign currency on the date payment is received or the instrument is disposed of.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (a) the U.S. dollar value of the foreign currency principal amount of such note, and any payment with respect to accrued interest, both determined on the date such payment is received or the note is disposed of, and (b) the U.S. dollar value of the foreign currency principal amount of such note, determined on the date such Holder acquired such note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a Holder on the sale, exchange or retirement of the foreign currency note. The source of such foreign currency gain or loss will be determined by reference to the residence of the Holder or the “qualified business unit” of the Holder on whose books the note is properly reflected. Any gain or loss realized by a Holder in excess of such foreign currency gain or loss will be capital gain or loss except in the case of a short-term original issue discount note, to the extent of any OID not previously included in the Holder’s income, or in the case of a market discount note, to the extent of accrued market discount.

A Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. With respect to purchases and sales of any publicly traded foreign currency notes by a cash method taxpayer, however, the units of foreign currency paid or received would be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss would result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchases and sale of any publicly traded foreign currency notes provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Foreign Currency Loss Transactions.  Under Treasury Regulations, a taxpayer that has participated in a “reportable transaction” during the tax year must attach a disclosure statement to its U.S. federal income tax return describing such participation. A reportable transaction includes a transaction generating a loss under Code Section 165 in excess of certain specified amounts (which amounts vary depending on several factors, including the status of the taxpayer as an individual, trust, partnership or corporation). Investment in foreign currency notes could be treated as a reportable transaction that must be disclosed on a Holder’s U.S. federal income tax return if the investment results in the Holder claiming a foreign currency loss on such tax return at least equal to the specified amount ( e.g., $50,000 in the case of a Holder that is an individual or trust). Holders should consult their tax advisors regarding the circumstances in which investment in foreign currency notes may result in a reportable transaction that is required to be disclosed to the Internal Revenue Service.

Variable Rate Notes

Under Treasury Regulations, notes that qualify as variable rate notes (as defined below) are subject to special rules. In general, stated interest on notes that qualify as variable rate notes is treated as qualified stated interest, and the amount of OID, if any, on variable rate notes is determined under the general OID rules (described above under “— Original Issue Discount Notes”) by assigning a substituted value or fixed rate to the variable or floating rate payable under the notes. Holders of variable rate notes should refer to any discussion relating to U.S. federal income taxation in the applicable pricing supplement.

Certain notes paying variable or floating rates that do not qualify as variable rate notes will instead be classified under Treasury Regulations as contingent payment debt instruments. See ‘‘— Certain Indexed Notes,” below.

A “variable rate note” is a note that:

•	has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (a) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and (z) 0.015, or (b) 15 percent of the total noncontingent principal payments; and

•	does not provide for stated interest other than stated interest compounded or paid at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a current value of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

•	A variable rate is a “qualified floating rate” if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or

•	it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If a note provides for two or more qualified floating rates that,

•	are within 0.25 percentage points of each other on the issue date; or

•	can reasonably be expected to have approximately the same values throughout the term of the note;

the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions)

unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if (a) the rate is equal to a fixed rate minus a qualified floating rate, and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (a) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or (b) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CD rate notes, CMT rate notes and federal funds rate notes will generally be treated as variable rate notes.

In general, if a variable rate note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of an other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

If a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the note are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under the variable rate note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above);

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the variable rate note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Certain Indexed Notes

Notes the principal or interest payments on which are linked to commodity prices, equity indices, the relative performance of currencies or other factors, if treated as debt for U.S. federal income tax purposes, will generally be treated as “contingent payment debt instruments.” Floating rate notes that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Under Treasury Regulations, the value of contingent payments on a contingent payment debt instrument issued for money or publicly traded property is estimated at issuance under the noncontingent bond method. The yield of a note deemed to be a contingent payment debt instrument that is issued for money or publicly traded property is first determined by reference to comparable yields at which the issuer would issue a fixed rate debt instrument having similar terms and conditions, with the payment schedule then set to fit the yield. Projected payments are generally based on the forward price of payments where price quotes are readily available for contingencies. Where price quotes are not readily available for contingencies, projected payments will be based on the expected amount of the payment as of the issue date, set in some cases by reference to a yield assumed to be the applicable federal rate. Interest income of a Holder would be measured with reference to the projected yield, which might be less than or greater than the stated interest rate under the instrument. In the event that the actual amount of a contingent payment differs from the projected amount of that payment, the difference would generally increase or reduce taxable income, or create a loss.

Because the proper treatment of notes with payments of principal and interest that are linked to commodity prices, equity indices, the relative performance of currencies or other factors will depend on the exact terms of the notes, Holders should consult with their tax advisors as to the U.S. federal income tax consequences of the ownership and disposition of notes containing any such features and should refer to any discussion relating to U.S. federal income taxation in the applicable pricing supplement.

Extension of Maturity

In general, whether the extension of the maturity of a note not occurring by operation of the original terms of the instrument will result in a taxable exchange depends on the changes in the yield, if any, in the timing and amounts of payments, and on any changes in other relevant terms. Under Treasury Regulations, the alteration of the terms of a debt instrument (a “modification”) will, if significant, result in a deemed exchange of the original debt instrument for a modified debt instrument. In addition, certain changes that occur by operation of the original terms of a debt instrument are, nevertheless, considered modifications that, if significant, will result in a deemed exchange of the original debt instrument for a modified debt instrument.

The determination of whether a modification is significant is made based on all relevant facts and circumstances. A modification that changes the timing of payments due under a debt instrument is a significant modification if it results in the “material deferral” of scheduled payments. However, deferral will not be material if a deferred payment is unconditionally payable no later than the earlier of the expiration of five years following the original due date of the first deferred payment or 50 percent of the original term of the instrument.

Even if the extension of the maturity of a note does not result in an exchange under the principles discussed above, such extension will result in a deemed exchange solely for the purposes of accrual of OID if the extension results in the deferral of a scheduled payment or payments. If the terms of a debt instrument are modified to defer one or more payments, then for OID purposes the note will be treated as retired and reissued on the date of the modification for an amount equal to the note’s adjusted issue price on that date.

Amortizing Notes

The applicable pricing supplement will contain a discussion of any special U.S. federal income tax rules applicable to any notes providing for the periodic payment of principal over the life of the note.

Information Reporting and Backup Withholding

In general, payments of principal, any premium and interest (including OID) on a note and payments of proceeds from the sale of a note before maturity may be subject to U.S. information reporting and backup withholding. However, backup withholding will generally apply only if a Holder:

•	fails to furnish its Taxpayer Identification Number (“TIN”) which, for an individual, would be his or her Social Security number;

•	furnishes an incorrect TIN; or

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends.

Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding tax withheld from a payment to a Holder will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished by the Holder to the Internal Revenue Service.

PLAN OF DISTRIBUTION

We and the agents have entered into a distribution agreement with respect to the notes. We are offering the notes on a continuing basis through the agents, who have agreed to use reasonable efforts to solicit offers to purchase notes. We will have the sole right to accept offers to purchase notes and may reject any offer to purchase notes in whole or in part. The agent will have the right to reject any offer to purchase notes solicited by it in whole or in part. Payment of the purchase price of the notes will be required to be made in immediately available funds. We will pay an agent, in connection with sales of notes resulting from a solicitation made or an offer to purchase received by the agent, a commission ranging from 0.125% to 0.750%, depending upon the maturity of the notes, of the principal amount of notes to be sold. However, commissions with respect to notes maturing in thirty years or greater will be negotiated.

We may also sell notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. The notes may be resold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of the resale, as determined by the agent or, if so agreed, at a fixed public offering price. In addition, the agent may offer the notes they have purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

We have reserved the right to sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We may accept (but not solicit) offers to purchase notes through additional agents and may appoint additional agents for the purpose of soliciting offers to purchase notes, in either case on terms substantially identical to the terms contained in the distribution agreement. Any other agent will be named in the applicable pricing supplement.

An agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

We do not intend to apply for the listing of the notes on a national securities exchange. We have been advised by the agents that the agents intend to make a market in the notes, as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, the agents may reclaim selling concessions allowed to a dealer for distributing the notes in the offering, if the agents repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of notes through the agents as described herein, we may issue other senior debt securities pursuant to the Indenture or another indenture we may enter into.

The agents and/or certain of their affiliates have provided and/or may in the future provide investment banking and other financial services for us and certain of our affiliates in the ordinary course of business for which they have received and will receive customary compensation.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Jones Day, Cleveland, Ohio, and for the agents by Sullivan & Cromwell LLP, New York, New York. On matters of Ohio law, Sullivan & Cromwell LLP will rely on Jones Day. The opinions of Jones Day and Sullivan & Cromwell LLP will be conditioned upon and subject to assumptions regarding future action required to be taken by us and the trustee in connection with the issuance and sale of any particular note, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of their opinions.

PROSPECTUS

PARKER-HANNIFIN CORPORATION

Debt Securities
Common Shares
Serial Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer from time to time, in one or more offerings, debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of the securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities, on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. In addition, the underwriters may overallot a portion of the securities.

Our common shares are listed on the New York Stock Exchange under the symbol “PH.” None of our other securities are listed on any national securities exchange.

Investing in our securities involves certain risks. You should carefully review the risk factors under Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 as they may be updated and modified periodically in our reports filed with the Securities and Exchange Commission as described in the section entitled “Information We Incorporated by Reference” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission under the “shelf registration” process. Under this shelf process, we may sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of the risks relating to the offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus and incorporated by reference into this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference, respectively. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any other dates.

References in this prospectus to the terms “we,” “our,” “us” or “Parker” or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise.

PARKER-HANNIFIN CORPORATION

Parker is a leading worldwide full-line diversified manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power involves the transfer and control of power through the medium of liquid, gas or air, in hydraulic, pneumatic and vacuum applications. Fluid power systems move and position materials, control machines, vehicles and equipment and improve industrial efficiency and productivity. Components of a simple fluid power system include one or more pumps which generate pressure, one or more valves which control the fluid’s flow, one or more actuators which translate the pressure from the fluid into mechanical energy, one or more filters to insure proper fluid condition and numerous hoses, couplings, fittings and seals. Electromechanical control involves the use of electronic components and systems to control motion and precisely locate or vary speed in automation and aerospace applications. In addition to motion control products, Parker also is a leading worldwide producer of fluid purification, fluid and fuel control, process instrumentation, air conditioning, refrigeration, electromagnetic shielding and thermal management products and systems.

Our manufacturing, service, distribution and administrative facilities are located in 35 states and in 42 foreign countries. Our motion control technology is used in products of our three principal business segments: Industrial; Aerospace; and Climate & Industrial Controls. The products are sold as original and replacement equipment through product and distribution centers worldwide. We market our products through direct-sales employees, independent distributors, sales representatives and builder/dealers. Our products are supplied to approximately 417,000 customers in virtually every significant manufacturing, transportation and processing industry.

Parker was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone (216) 896-3000.

RISK FACTORS

Before you purchase securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed under the caption “Risk Factors” included in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2006 as they may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporated by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference into this prospectus and other written reports and oral statements we may make from time to time may contain statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan” and “forecast.” Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Those factors include:

•	changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments or significant changes in financial condition;

•	uncertainties surrounding timing, successful completion or integration of acquisitions;

•	threats associated with and efforts to combat terrorism;

•	competitive market conditions and resulting effects on sales and pricing;

•	increases in raw material costs that cannot be recovered in product pricing;

•	our ability to manage costs related to insurance and employee retirement and health care benefits; and

•	global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation and interest rates.

These and other factors are discussed in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the events described that involve forward-looking statements might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges.

We also make available free of charge on our website at www. phstock.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Company’s Code of Ethics, Guidelines on Corporate Governance Issues and Independence Standards for Directors are available free of charge on our website at www.phstock.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. We do not intend for information contained on or accessible through our website to be part of this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update this prospectus.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended June 30, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, December 31, 2006 and March 31, 2007;

•	Current Reports on Form 8-K filed August 22, 2006, October 26, 2006, November 21, 2006, December 14, 2006, January 30, 2007, January 31, 2007, February 8, 2007 and April 23, 2007;

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description; and

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 8, 2007.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing us at the following address:
Secretary
Parker-Hannifin Corporation
6035 Parkland Blvd.
Cleveland, Ohio 44124-4141
Telephone Number: (216) 896-3000

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	For the Fiscal Years Ended June 30,
For the Nine Months Ended March 31, 2007	2006	2005	2004	2003	2002

11.78x	10.12x	9.64x	6.22x	3.97x	3.29x

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•	earnings consist of income from continuing operations before income taxes, fixed charges (excluding capitalized interest) and amortization of capitalized interest; and

•	fixed charges consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) amortized expenses related to indebtedness and (iii) that portion of rental expense Parker believes is representative of interest.

We did not have any serial preferred stock outstanding during the periods presented above. There were no serial preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our unsecured senior debt securities will be issued under an indenture, dated May 3, 1996, between us and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee, or another indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee.

A copy of the May 3, 1996 senior debt indenture has been previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

The indentures will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Parker. We currently conduct a portion of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom we will pay interest if it is anybody other than the person in whose name the security is registered;

•	when the principal of the debt securities will mature;

•	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

•	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	any obligation of ours to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

•	any index or formula we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	whether the debt securities will be issued in electronic, global or certificated form;

•	if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

•	any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

•	the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions; and

•	any other terms of the debt securities not inconsistent with the terms of the applicable indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of “senior indebtedness” will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated debt indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

Upon any payment or distribution of our assets to creditors or upon a total or partial liquidation or dissolution of Parker or in a bankruptcy, receivership, or similar proceeding relating to Parker or our property, holders of senior indebtedness will be entitled to receive payment in full in cash before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness, except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities, all as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, we may not make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire, except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, any subordinated debt securities if:

•	any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

•	any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or we and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or serial preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay interest on our debt securities of that series (or any payment with respect to the related coupons, if any) and continuation of the default for thirty days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•	failure to make any sinking fund payment on our debt securities of that series when due;

•	failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of our debt securities, which failure continues for 60 days after the trustee or holders of 10% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

•	acceleration of more than $10,000,000 of our or our restricted subsidiaries’ other indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within 10 days after the trustee or holders of 10% of the outstanding principal amount of the debt securities of that series have given written notice of the default in the manner provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the debt securities of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, rescind and annul the declaration of acceleration if we take specific evincing steps to cure the breach, as specified in the applicable indenture. In addition, the holders of at least a majority in aggregate principal amount of the debt securities of a series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

We are required to file annually with the trustee an officer’s certificate as to the absence of defaults under the terms of the indenture. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least thirty days after the occurrence of the default.

Each indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding debt securities of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities and coupons of that series not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of an indenture in either case described above, we must also pay or cause to be paid all other sums payable under the applicable indenture by us, and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all indenture conditions have been met.

Legal Defeasance And Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	we irrevocably deposit with the trustee, in trust:

•	an amount in funds;

•	U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

•	any combination of funds or U.S. government obligations;

•	sufficient to pay upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officer’s certificate to the effect that no debt security will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•	the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least 66 2/3% in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

•	change the place or currency of payment of principal, or any premium or interest on, any debt security;

•	to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

•	to modify any of the above provisions of an indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect;

•	to permit the issuance of debt securities of any series in uncertificated form;

•	to secure the debt securities, subject to specified restrictions;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities subject to certain limitations;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

•	to establish the form or terms of debt securities and coupons of any series.

Certain Covenants

Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under “— Restrictions on Secured Debt,” “— Restrictions on Sales and Leasebacks,” and “— Consolidation, Merger and Sale of Assets,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Certain Definitions

Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted from the due date at a rate per annum equal to the weighted average yield to maturity of the debt securities calculated in accordance with generally accepted financial practices.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity, and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries computed in accordance with accounting principles generally accepted in the United States of America.

“Debt” means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with accounting principles generally accepted in the United States of America (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

Unless otherwise provided in the applicable prospectus supplement, we will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called “Mortgage” or “Mortgages”), without providing that the debt securities are secured equally and ratably with (or, at our option, prior to) this secured Debt.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions described in “— Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of our Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•	Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the Indenture;

•	Mortgages in favor of Parker or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•	Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

•	any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Unless otherwise provided in the applicable prospectus supplement, neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•	we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the debt securities, other Funded Debt of Parker ranking on parity with or senior to the debt securities, or Funded Debt of a Restricted Subsidiary, or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased, or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender debentures or notes, including the debt securities to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•	the surviving or acquiring entity is a United States corporation, partnership or trust and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the debt securities are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under an indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

•	there shall have occurred and be continuing an event of default with respect to the global security; or

•	another event, described in the relevant prospectus supplement, has occurred.

The following is based on information furnished to us:

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully-registered securities registered in the name of Cede & Co., which is DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”), which in turn, is owned by a number of DTC’s direct participants, certain subsidiaries of DTCC and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transactions. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for these securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts these securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping accounts of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each participant.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to these securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts these securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments in respect of securities issued in the form of global securities will be made by the issuer of these securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer of the applicable securities, disbursement of these payments to direct participants is the responsibility of DTC, and disbursements of these payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of these securities. If a successor depositary is not obtained, individual security certificates representing these securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary. In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate and reliable, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

Debt securities may be issued as registered securities, which will be registered as to principal and interest in the register maintained by the registrar for those debt securities, or bearer securities, which will be transferable only by delivery. If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Our Senior Debt Trustee

The current trustee for our senior debt securities is Wells Fargo Bank, N.A., which performs services for us in the ordinary course of business. Wells Fargo Bank, N.A. acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. Wells Fargo Bank, N.A. is a participating lender under our U.S. current credit facility. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 603,000,000 shares of stock, including:

•	600,000,000,000 common shares, $0.50 par value per share, of which 115,923,964 shares were issued and outstanding and 15,220,166 shares were reserved for issuance under our employee-benefit plans as of April 30, 2007; and

•	3,000,000 shares of serial preferred stock, $0.50 par value per share, of which no shares were issued or outstanding as of the date of this prospectus.

Common Shares

This section describes the general terms of our common shares. For more detailed information, you should refer to our amended articles of incorporation and amended code of regulations, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

Holders of our common shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of shares of our serial preferred stock, if any. Except as provided in connection with our serial preferred stock or as otherwise may be required by law or our amended articles of incorporation, our common shares are the only capital stock entitled to vote in the election of directors.

Shareholders of Parker have cumulative voting rights in the election of directors if any shareholder gives notice in writing to the president or a vice president or the secretary of Parker not less than 48 hours before the time fixed for holding the meeting that cumulative voting at this election is desired and an announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice. In this event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

Subject to the rights of holders of our serial preferred stock, if any, holders of our common shares are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of serial preferred stock are entitled by the express terms of that series of serial preferred stock.

Our outstanding common shares are fully paid and nonassessable. Our common shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized common shares as it is authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements. In addition, attached to each of our common shares is one common share purchase right. See “— Rights Agreement” below for a summary discussion of these rights.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of serial preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of serial preferred stock. We will file a copy of the amendment to our articles of incorporation that contains the terms of each new series of serial preferred stock with the SEC each time we issue a new series of serial preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amended articles of incorporation before deciding to buy shares of our serial preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of shares of our serial preferred stock in multiple series without the approval of shareholders. With respect to each series of our serial preferred stock, our board of directors has the authority, consistent with our amended articles of incorporation, to fix the following terms:

•	the designation of the series distinguished by number, letter or title;

•	the number of shares within the series, which the board of directors may increase or decrease;

•	the dividend rate of the series;

•	the dates of payment of dividends, and the dates from which dividends are cumulative;

•	the liquidation price for each share you own if we dissolve or liquidate;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	whether the shares are convertible, the price or rate of conversion, and the applicable terms and conditions; and

•	any restrictions on issuance of shares in the same series or any other series.

Dividends in respect of the serial preferred stock will be cumulative and payable quarterly in cash. Holders of serial preferred stock are entitled to one vote for each share of serial preferred stock on all matters presented to shareholders and vote, in general, together with common shares as one class. In the event of a default in the payment of dividends (whether or not declared) in an aggregate amount equivalent to six quarterly dividends (whether or not consecutive), the holders of serial preferred stock, voting as a separate class, have the right to elect two additional directors on Parker’s board of directors. In addition, the holders of serial preferred stock have supermajority voting rights in regard to changes to our amended articles of incorporation or amended code of regulations adversely affecting the voting powers, rights or preferences of this serial preferred stock.

Your rights with respect to your shares of the serial preferred stock will be subordinate to the rights of our general creditors. Shares of our serial preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

The description of our board of director’s powers with respect to serial preferred stock and your rights as a serial preferred stock shareholder in this section does not describe every aspect of these powers and rights. A copy of our amended articles of incorporation has been incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Rights Agreement

Attached to each of our common shares is one common share purchase right. Each right entitles the registered holder to purchase from us one common share, par value $.50, at a price of $240.00 per common share, subject to adjustment. The rights expire on February 17, 2017, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us.

The rights are represented by the certificates for our common shares (or, if the common shares shall be uncertificated, by the registration of the associated common shares on our stock transfer books and our confirmation thereof), are not exercisable, and are not separately transferable from the common shares, until the earlier of:

•	ten business days or any earlier or later date (this date, the “flip-in date”) (not to exceed 30 days) determined by the board of directors, after our public announcement that a person or group, called an “acquiring person,” has become the beneficial owner of 15% or more of our outstanding common shares; or

•	ten business days, or a later date determined by the board of directors, after the commencement of a tender or exchange offer that would result in a person or group becoming an acquiring person.

Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common shares having a value equal to two times the exercise price of the right. In the event that we are acquired in a merger, consolidation or other business combination transaction or more than 50% of our assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common shares of the surviving corporation having a value equal to two times the exercise price of the right.

At any time on or after the flip-in date, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one common share per right, subject to adjustment.

The rights are redeemable in whole, but not in part, at $0.01 per right until a flip-in date occurs. The ability to exercise the rights terminates at the time that the board of directors elects to redeem or exchange the rights. At no time will the rights have any voting rights.

The number of outstanding rights, the exercise price payable, and the number of common shares issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire beneficial ownership of more than 15% of our outstanding shares on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination that our board of directors approves.

The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated as of February 8, 2007, as it may be amended from time to time, between us and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement has been incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Limitation on Directors’ Liability

Under Section 1701.59(D) of the Ohio Revised Code, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•	the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or our articles; the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

Section 1701.59(D) applies to our board of directors because our articles and regulations do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Ohio Antitakeover Law

Several provisions of Ohio Revised Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (Control Share Acquisitions) and Chapter 1704 (Business Combinations).

These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our board of directors based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction, among other factors.

These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

The Ohio Revised Code’s Control Share Acquisition and Business Combination provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Revised Code.

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations

We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

•	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;

•	the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Special Charter and Regulations Provisions

Our amended articles of incorporation contain a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 20% of the aggregate voting power of our outstanding capital stock, referred to as an “interested party.” The provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve certain business combination transactions between the interested party and us or our subsidiaries, including:

•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or the assets of a subsidiary having a fair market value of at least $20,000,000;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of the interested party;

•	the issuance or transfer by us or a subsidiary to an interested party of any of our securities or the securities of a subsidiary having a fair market value of $20,000,000 or more; or

•	any recapitalization, reclassification, merger or consolidation involving us that would have the effect of increasing the interested party’s voting power in us or a subsidiary.

The 80% voting requirement will not apply if:

•	the business combination is approved by our continuing directors (as defined in the amended articles of incorporation); or

•	the business combination is a merger or consolidation and the consideration to be received by the holders of each class of capital stock is the highest of:

•	the highest per share price paid by the interested party for the capital stock during the prior two years; or

•	the highest sales price reported on a national securities exchange during the prior two years; or

•	in the case of serial preferred stock, the amount of the liquidation preference plus annual compound interest from the date the interested party became an interested party less the aggregate amount of any cash dividends paid during the interest period.

This provision could have the effect of delaying or preventing a change in control in a transaction or series of transactions not satisfying the “fair price” criteria.

The “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock, unless two-thirds of the continuing directors recommends such a change.

The foregoing provisions of the amended articles of incorporation and the code of regulations, together with the rights agreement and the provisions of the Ohio antitakeover laws (Section 1701.831 and Chapter 1704 of the Ohio Revised Code) could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

Transfer Agent and Registrar

National City Bank serves as the registrar and transfer agent for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange. The trading symbol for our common shares on this exchange is “PH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of serial preferred stock. The prospectus supplement will indicate that fraction. The shares of serial preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the serial preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of serial preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of serial preferred stock represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of serial preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the serial preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Serial Preferred Stock

Upon receipt of notice of any meeting at which the holders of the serial preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to this serial preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the serial preferred stock) may instruct the Bank Depositary as to how to vote the serial preferred stock represented by this holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the serial preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the serial preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this serial preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the serial preferred stock in connection with any liquidation, dissolution or winding up of Parker and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the serial preferred stock and any redemption of the serial preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of serial preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Serial Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of serial preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of serial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of serial preferred stock to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of serial preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of serial preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or serial preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting serial preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor’s acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, serial preferred stock or common shares. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common shares or serial preferred stock will describe the terms of the common share warrants and serial preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or serial preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or serial preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or common shares or shares of serial preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities, serial preferred stock or common shares, the holder will not have any rights as a holder of our debt securities, serial preferred stock or common shares, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders, in a rights offering;

•	through agents; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Jones Day, Cleveland, Ohio, will pass upon the validity of our debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. Any underwriters may also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Parker for the year ended June 30, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph on management’s assessment of internal control over financial reporting due to the exclusion of 13 entities from the assessment of internal control over financial reporting as of June 30, 2006 because they were acquired by Parker in purchase business combinations during the year ended June 30, 2006) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN STANLEY

Citi
          KeyBanc Capital Markets
                    Mizuho Securities USA Inc.
                                               Wells Fargo Securities
                                                           Barclays Capital
                                                                            BNY Mellon Capital Markets, LLC
Lazard Capital Markets

Pricing Supplement to Prospectus dated May 24, 2007 and
Prospectus Supplement dated September 17, 2007

May 13, 2008